Exhibit 10.6


                     FIRST AMENDMENT TO
                CONSOLIDATED RAIL CORPORATION
         RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

          This is the FIRST AMENDMENT dated as of May 22, 1997, to the Consolidated Rail Corporation Retirement
     Plan for Non-Employee Directors (the "Plan") dated May
     18, 1988.

                    W I T N E S S E T H:

               WHEREAS, Conrail Inc. (the "Company") has agreed to be acquired by CSX Corporation ("CSX") and Norfolk Southern Corporation ("NS") in accordance with the Agreement and Plan of Merger dated as of October
     14, 1996, by and among Conrail Inc., Green Acquisition
     Corp. and CSX Corporation as amended through April 8,
     1997 (the "Merger Agreement"), and

               WHEREAS, the continued service of the
     directors of the Company is important to the Company, CSX and NS during the transition period associated with the contemplated acquisition.

               NOW, THEREFORE, in accordance with the power
     reserved to it in Section 11 of the Plan, the Company
     hereby amends the Plan effective June 1, 1997 by:

          1. Adding the following to the second sentence of Section 4:

               ; provided that Outside Directors who are removed from the Board after June 1, 1997 and before December 31, 1998 shall receive credit for the number of months from the date of their removal to December 31, 1998.

          2. Deleting the first clause of Section 5(a) and substituting the following therefor:

               Except as provided in paragraphs (b) or (c),

          3.   Adding the following new paragraph (c) to
               Section 5:

               (c)  Notwithstanding anything to the
               contrary, an Outside Director may, on or before December 31, 1997, irrevocably elect to receive a lump sum payment of the actuarial equivalent value of the benefit



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               otherwise payable under paragraph (a), above.
               The discount rate employed to determine such value shall be the interest rate used to calculate lump sum distributions under the Conrail Inc. Supplemental Retirement Plan for April 1997. The benefit determined under this paragraph (c) shall be paid to the Outside Director as soon as reasonably feasible after the month in which he or she ceases to serve as a member of the Board.

          4.   Deleting Section 6 and substituting the
               following therefor:

               An Outside Director shall forfeit the right to any and all benefits under the Plan in the event, prior to his or her attainment of age sixty-five, the Outside Director is removed from the Board for cause.

          5.   Deleting the first two sentences of Section
               10 and substituting the following therefor:

               The Plan shall be administered in accordance with the terms of the Conrail Inc. Stock
               Employee Compensation Trust.

               IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the date first written above.

                              CONRAIL INC.,

                                   by


                                        /s/Frank H. Nichols
                                        ----------------------
                                        Frank H. Nichols
                                        Senior Vice President
                                        Organizational Performance



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